Exhibit 99.1

Olympic Steel Reports Record Second-Quarter 2021 Results

Company reports record sales and the most profitable quarter in its history

Strong balance sheet positions Olympic Steel for additional investments in higher-return growth opportunities

CLEVELAND--(BUSINESS WIRE)--August 5, 2021--Olympic Steel, Inc. (Nasdaq: ZEUS), a leading national metals service center, today announced record financial results for the three months ended June 30, 2021. Net income for the second quarter totaled $29.6 million, or $2.58 per diluted share, compared with a net loss of $6.5 million, or $0.56 per diluted share, in the second quarter of 2020. The results include $4.0 million of LIFO pre-tax expense in the second quarter of 2021, compared with $0.5 million of LIFO pre-tax income in the same period a year ago. Adjusted EBITDA for the second quarter of 2021 was $51.7 million, compared with $0.5 million in the second quarter of 2020.

The Company reported sales totaling $556 million for the second quarter of 2021, compared with $248 million in the second quarter of 2020.

“The second quarter of 2021 was the most profitable quarter in the history of Olympic Steel. Our strategic execution and ongoing focus on working capital and operating expenses, combined with exceptional markets and historically high metal prices, resulted in record quarterly adjusted EBITDA of $51.7 million and our second consecutive quarter of record sales. Our shipping volumes have returned to pre-COVID levels and we expect steady demand to continue in the third quarter despite our customers navigating persistent component shortages and other supply chain and labor constraints,” said Richard T. Marabito, Chief Executive Officer.

Marabito continued, “We are seeing the results of our long-term strategy to position Olympic Steel to deliver consistent profitability. We are optimistic about the future and, in the near term, anticipate a similarly strong third quarter. Our robust balance sheet was bolstered by our recently amended and extended $475 million credit facility to provide continued access to low-cost capital, financial flexibility and additional borrowing capacity to further pursue acquisition opportunities and our organic growth initiatives. We are hopeful that new infrastructure legislation will be passed this year and we are poised to be a key supplier to our customers who provide equipment and components that are critical to the nation’s roads, bridges and other infrastructure.”

The Board of Directors also approved a regular quarterly cash dividend of $0.02 per share, which is payable on September 15, 2021, to shareholders of record on September 1, 2021.

The table that follows provides a reconciliation of non-GAAP measures to the most directly comparable measures prepared in accordance with GAAP.

Olympic Steel, Inc.

Reconciliation of Net Income (Loss) Per Diluted Share to

Adjusted Net Income (Loss) Per Diluted Share

(Figures may not foot due to rounding.)

The following table reconciles adjusted net income per diluted share to the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) per diluted share (GAAP):	$2.58	$(0.56)	$4.49	$(0.51)

Excluding the following items:
LIFO (income) / expense	0.26	(0.03)	0.32	(0.06)
Restructuring and other charges		0.22		0.22

Adjusted net income (loss) per diluted share (non-GAAP):	$2.84	$(0.38)	$4.81	$(0.35)

Reconciliation of Net Income (Loss) to Adjusted EBITDA (in thousands) The following table reconciles Adjusted EBITDA to the most directly comparable GAAP financial measure:

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020

Net income (loss) (GAAP):	$29,649	$(6,454)	$51,657	$(5,861)

Excluding the following items:
Foreign exchange (income) loss included in net income	(1)	26	9	43
Interest and other expenses on debt	2,017	1,891	3,671	4,130
Income tax provision (benefit)	10,772	(2,948)	18,689	(2,746)
Depreciation and amortization	5,272	4,927	10,508	9,840
Earnings before interest, taxes, depreciation and amortization (EBITDA)	47,709	(2,558)	84,534	5,406

LIFO (income) / Expense	4,000	(500)	5,000	(1,000)
Restructuring and other charges:	-	3,586	-	3,586

Adjusted EBITDA (non-GAAP)	$51,709	$528	$89,534	$7,992

Conference Call and Webcast

A simulcast of Olympic Steel’s 2021 second-quarter earnings conference call can be accessed via the Investor Relations section of the Company’s website at www.olysteel.com. The live simulcast will begin at 10 a.m. ET on August 6, 2021, and a replay will be available for approximately 14 days thereafter.

Forward-Looking Statements

It is the Company’s policy not to endorse any analyst’s sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words or phrases such as “may,” “will,” “anticipate,” “should,” “intend,” “expect,” “believe,” “estimate,” “project,” “plan,” “potential,” and “continue,” as well as the negative of these terms or similar expressions. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by such statements. Readers are cautioned not to place undue reliance on these forward-looking statements. Such risks and uncertainties include, but are not limited to: risks associated with supply chain disruption resulting from the imbalance of metal supply and end user demands related to the novel Corona Virus or COVID-19; increased customer demand without corresponding increase in metal supply could lead to an inability to meet customer demand and result in lower sales and profits; risks associated with the COVID-19 pandemic, including, but not limited to customer closures, reduced sales and profit levels, slower payment of accounts receivable and potential increases in uncollectible accounts receivable, falling metals prices that could lead to lower of cost or net realizable value inventory adjustments and the impairment of intangible and long-lived assets, reduced availability and productivity of our employees, increased operational risks as a result of remote work arrangements, including the potential effects on internal controls, as well as cybersecurity risks and increased vulnerability to security breaches, information technology disruptions and other similar events, negative impacts on our liquidity position, inability to access our traditional financing sources on the same or reasonably similar terms as were available before the COVID-19 pandemic and increased costs associated with and less ability to access funds under our asset-based credit facility, or ABL Credit Facility, and the capital markets; risks of falling metals prices and inventory devaluation; supply disruptions and inflationary pressures, including the availability and rising costs of transportation and logistical services and labor; general and global business, economic, financial and political conditions, including legislation passed under the new administration; competitive factors such as the availability, and global pricing of metals and production levels, industry shipping and inventory levels and rapid fluctuations in customer demand and metals pricing; supplier consolidation or addition of additional capacity; customer, supplier and competitor consolidation, bankruptcy or insolvency; reduced production schedules, layoffs or work stoppages by our own, our suppliers’ or customers’ personnel; the levels of imported steel in the United States and the tariffs initiated by the U.S. government in 2018 under Section 232 of the Trade Expansion Act of 1962 and imposed tariffs and duties on exported steel or other products, U.S. trade policy and its impact on the U.S. manufacturing industry; cyclicality and volatility within the metals industry; the adequacy of our efforts to mitigate cyber security risks and threats, especially with employees working remotely due to the COVID-19 pandemic; fluctuations in the value of the U.S. dollar and the related impact on foreign steel pricing, U.S. exports, and foreign imports to the United States; the successes of our efforts and initiatives to improve working capital turnover and cash flows, and achieve cost savings; our ability to generate free cash flow through operations and repay debt; the adequacy of our existing information technology and business system software, including duplication and security processes; the amounts, successes and our ability to continue our capital investments and strategic growth initiatives, including acquisitions and our business information system implementations; our ability to successfully integrate recent acquisitions into our business and risks inherent with the acquisitions in the achievement of expected results, including whether the acquisition will be accretive and within the expected timeframe; events or circumstances that could adversely impact the successful operation of our processing equipment and operations; rising interest rates and their impacts on our variable interest rate debt; the impacts of union organizing activities and the success of union contract renewals; changes in laws or regulations or the manner of their interpretation or enforcement could impact our financial performance and restrict our ability to operate our business or execute our strategies; events or circumstances that could impair or adversely impact the carrying value of any of our assets; risks and uncertainties associated with intangible assets, including impairment charges related to indefinite lived intangible assets; the timing and outcomes of inventory lower of cost or net realizable value adjustments and last-in, first-out, or LIFO, income or expense; the inflation or deflation existing within the metals industry, as well as product mix and inventory levels on hand, which can impact our cost of materials sold as a result of the fluctuations in the LIFO inventory valuation; our ability to pay regular quarterly cash dividends and the amounts and timing of any future dividends; our ability to repurchase shares of our common stock and the amounts and timing of repurchases, if any; and unanticipated developments that could occur with respect to contingencies such as litigation, arbitration and environmental matters, including any developments that would require any increase in our costs for such contingencies.

In addition to financial information prepared in accordance with GAAP, this document also contains adjusted earnings per diluted share and adjusted EBITDA, which are non-GAAP financial measures. Management’s view of the Company’s performance includes adjusted earnings per share and adjusted EBITDA, and management uses these non-GAAP financial measures internally for planning and forecasting purposes and to measure the performance of the Company. We believe these non-GAAP financial measures provide useful and meaningful information to us and investors because they enhance investors’ understanding of the continuing operating performance of our business and facilitate the comparison of performance between past and future periods. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the information prepared in accordance with GAAP. Additionally, the presentation of these measures may be different from non-GAAP financial measures used by other companies. A reconciliation of these non-GAAP measures to the most directly comparable GAAP financial measures is provided above.

About Olympic Steel

Founded in 1954, Olympic Steel is a leading U.S. metals service center focused on the direct sale of processed carbon, coated and stainless flat-rolled sheet, coil and plate steel, aluminum, tin plate, and metal-intensive branded products. The Company’s CTI subsidiary is a leading distributor of steel tubing, bar, pipe, valves and fittings, and fabricator of value-added parts and components. Headquartered in Cleveland, Ohio, Olympic Steel operates from 36 facilities in North America.

For additional information, please visit the Company’s website at www.olysteel.com.

Olympic Steel, Inc.
Consolidated Statements of Net Income (Loss)
(in thousands, except per-share data)

	Three months ended		Six months ended
	June 30		June 30
	2021	2020	2021	2020

Net sales	$556,077	$248,296	$1,019,201	$602,676

Costs and expenses
Cost of materials sold (excludes items shown separately below)	428,704	196,237	783,368	478,759
Warehouse and processing	26,539	19,626	49,945	42,702
Administrative and general	26,463	17,011	49,517	36,070
Distribution	14,099	9,618	27,662	21,907
Selling	9,787	5,923	18,253	12,733
Occupancy	2,776	2,439	5,922	5,099
Depreciation	4,664	4,559	9,314	9,075
Amortization	608	368	1,194	765

Total costs and expenses	513,640	255,781	945,175	607,110

Operating income (loss)	42,437	(7,485)	74,026	(4,434)

Other income (loss), net	1	(26)	(9)	(43)

Income (loss) before interest and income taxes	42,438	(7,511)	74,017	(4,477)

Interest and other expense on debt	2,017	1,891	3,671	4,130

Income (loss) before income taxes	40,421	(9,402)	70,346	(8,607)

Income tax provision (benefit)	10,772	(2,948)	18,689	(2,746)

Net income (loss)	$29,649	$(6,454)	$51,657	$(5,861)

Earnings per share:

Net income (loss) per share - basic	$2.58	$(0.56)	$4.50	$(0.51)

Weighted average shares outstanding - basic	11,492	11,446	11,491	11,445

Net income (loss) per share - diluted	$2.58	$(0.56)	$4.49	$(0.51)

Weighted average shares outstanding - diluted	11,504	11,446	11,501	11,445

Olympic Steel, Inc.
Balance Sheet
(in thousands)

	As of June 30, 2021	As of December 31, 2020
Assets

Cash and cash equivalents	$11,636	$5,533
Accounts receivable, net	264,451	151,601
Inventories, net (includes LIFO credit of $2,885 and LIFO debit of $2,115 as of June 30, 2021 and December 31, 2020 respectively)	373,277	240,001
Prepaid expenses and other	10,295	5,069

Total current assets	659,659	402,204

Property and equipment, at cost	434,506	434,579
Accumulated depreciation	(282,487)	(277,379)

Net property and equipment	152,019	157,200

Goodwill	5,234	5,123
Intangible assets, net	31,666	32,593
Other long-term assets	15,587	18,131
Right of use asset, net	23,524	25,354

Total assets	$887,689	$640,605

Liabilities

Accounts payable	$154,390	$87,291
Accrued payroll	24,913	10,985
Other accrued liabilities	31,542	22,869
Current portion of lease liabilities	5,525	5,580

Total current liabilities	216,370	126,725

Credit facility revolver	268,975	160,609
Other long-term liabilities	17,305	22,478
Deferred income taxes	12,968	9,818
Lease liabilities	18,251	19,965

Total liabilities	533,869	339,595

Shareholders' Equity

Preferred stock	-	-
Common stock	132,916	132,382
Accumulated other comprehensive loss	(3,153)	(4,215)
Retained earnings	224,057	172,843

Total shareholders' equity	353,820	301,010

Total liabilities and shareholders' equity	$887,689	$640,605

Olympic Steel, Inc.
Segment Financial Information
(In thousands, except tonnage and per-ton data. Figures may not foot to consolidated totals due to Corporate expenses.)

	Three months ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubuluar and Pipe Products
	2021	2020	2021	2020	2021	2020

Tons sold	244,383	184,824	40,188	24,337	N/A	N/A

Net sales	$325,511	$140,811	$138,035	$54,495	$92,531	$52,990
Average selling price per ton	1,332	762	3,435	2,239	N/A	N/A
Cost of materials sold	249,934	114,925	107,587	45,083	71,183	36,229
Gross profit	75,577	25,886	30,448	9,412	21,348	16,761
Operating expenses	45,143	35,314	16,746	7,421	18,309	14,536
Operating income (loss)	30,434	(9,428)	13,702	1,991	3,039	2,225

Depreciation and amortization	2,949	3,070	901	447	1,404	1,368

	Six months ended June 30,
	Carbon Flat Products		Specialty Metals Flat Products		Tubuluar and Pipe Products
	2021	2020	2021	2020	2021	2020

Tons sold	484,231	447,934	82,075	58,907	N/A	N/A

Net sales	$571,884	$343,778	$264,354	$142,983	$182,963	$115,915
Average selling price per ton	1,181	767	3,221	2,427	N/A	N/A
Cost of materials sold	434,106	278,062	211,121	121,318	138,141	79,379
Gross profit	137,778	65,716	53,233	21,665	44,822	36,536
Operating expenses	86,145	76,490	31,509	16,939	35,463	30,006
Operating income (loss)	51,633	(10,774)	21,724	4,726	9,359	6,530

Depreciation and amortization	5,872	6,080	1,804	944	2,796	2,732

	As of June 30, 2021	As of December 31, 2020
Assets
Flat-products	$640,826	$404,269
Tubular and pipe products	246,185	235,516
Corporate	678	820
Total assets	$887,689	$640,605

Other information
(in thousands except per share data)
	As of June 30, 2021	As of December 31, 2020

Shareholders' equity per share	$31.94	$27.18

Debt to equity ratio	0.76 to 1	0.53 to 1

	Six Months Ended June 30,
	2021	2020

Net cash from (used for) operating activities	(95,744)	3,512

Cash dividends per share	$0.04	$0.04

Contacts

Richard A. Manson
Chief Financial Officer
(216) 672-0522
ir@olysteel.com